Exhibit 99.1

3D Printing CNC Machining Sheet Metal Fabrication Injection Molding

Protolabs Reports Financial Results for the First Quarter of 2021

First Quarter 2021 Revenue of $116.1 million

MAPLE PLAIN, Minn. – May 6, 2021 – Proto Labs, Inc. (NYSE: PRLB), the world’s largest ecommerce manufacturer and supplier of on-demand prototype and production parts, today announced financial results for the first quarter ended March 31, 2021.

First Quarter 2021 Highlights include:

●	Revenue for the first quarter of 2021 was $116.1 million, representing a 10.4 percent increase compared to revenue of $105.2 million in the fourth quarter of 2020.
o	3D Hubs generated $5.8 million of revenue in the period between acquisition close (January 22, 2021) and the end of the first quarter.
●	Net income for the first quarter of 2021 was $3.7 million, or $0.13 per diluted share.
●	Non-GAAP net income was $11.0 million, or $0.40 per diluted share. See “Non-GAAP Financial Measures” below.

“During the first quarter of 2021, we achieved two very important milestones, the successful launch of Protolabs 2.0 and the transformative acquisition of 3D Hubs, which will enable us to accelerate growth,” said Rob Bodor, President and Chief Executive Officer. “I am very pleased that we also delivered strong first quarter financial performance within our expectations. As the COVID-19 vaccine rollout progresses and global demand continues to recover, our best-in-class digital manufacturing model positions us to expand our leadership position.”

Additional First Quarter 2021 Highlights include:

●	Protolabs served 22,605 unique product developers during the year, representing a 24.5 percent increase over the fourth quarter of 2020.
●	Gross margin in the first quarter of 2021 was 47.6 percent of revenue; Non-GAAP gross margin was 48.5 percent of revenue. See “Non-GAAP Financial Measures” below.
●	EBITDA margin was 12.0 percent of revenue in the first quarter of 2021; adjusted EBITDA margin was 19.5 percent of revenue in the first quarter of 2021. See “Non-GAAP Financial Measures” below.
●	Cash and investments balance was $93.1 million as of March 31, 2021.

“We managed our financial performance very well in the first quarter through the Protolabs 2.0 systems launch and acquisition of 3D Hubs,” added John Way, Chief Financial Officer. “Our balance sheet remains very healthy with $93 million in cash and investments and no debt, providing flexibility and allowing us to continue to invest to serve our customers and drive future growth.”

Non-GAAP Financial Measures

The company has included non-GAAP revenue growth that excludes the impact of changes in foreign currency exchange rates and revenue earned from our acquisition of 3D Hubs (collectively, “non-GAAP revenue growth”). Management believes these metrics are useful in evaluating the underlying business trends and ongoing operating performance of the company.

The company has included earnings before interest, taxes, depreciation and amortization (“EBITDA”) and EBITDA, adjusted for stock-based compensation expense, unrealized (gain) loss on foreign currency, and transaction costs (collectively, “Adjusted EBITDA”), in this press release to provide investors with additional information regarding the company’s financial results.

The company has included non-GAAP operating margin, adjusted for stock-based compensation expense, amortization expense, and transaction costs (collectively, “non-GAAP operating margin”), in this press release to provide investors with additional information regarding the company’s financial results.

The company has included non-GAAP net income, adjusted for stock-based compensation expense, amortization expense, unrealized (gain) loss on foreign currency, and transaction costs (collectively, “non-GAAP net income”), in this press release to provide investors with additional information regarding the company’s financial results.

The company has provided below reconciliations of GAAP to non-GAAP net income, non-GAAP operating margin, non-GAAP revenue growth and Adjusted EBITDA, the most directly comparable measures calculated and presented in accordance with GAAP. These non-GAAP measures are used by the company’s management and board of directors to understand and evaluate operating performance and trends and provide useful measures for period-to-period comparisons of the company’s business. Accordingly, the company believes that these non-GAAP measures provide useful information to investors and others in understanding and evaluating operating results in the same manner as our management and board of directors.

Conference Call

The company has scheduled a conference call to discuss its first quarter 2021 financial results and second quarter 2021 outlook today, May 6, 2021 at 8:30 a.m. EST. To access the call in the U.S. please dial 877-709-8150 or outside the U.S. dial 201-689-8354 at least five minutes prior to the 8:30 a.m. EST start time. No participant code is required. A simultaneous webcast of the call and accompanying presentation will be available via the investor relations section of the Protolabs website and the following link: https://edge.media-server.com/mmc/p/p2q42oaz. A replay will be available for 14 days following the call on the investor relations section of the Protolabs website.

About Protolabs

Protolabs is the world’s leading digital manufacturing source for rapid prototyping and on-demand production. The technology-enabled company produces custom components in as fast as 1 day with automated 3D printing, CNC machining, sheet metal fabrication, and injection molding processes. Its digital approach to manufacturing enables accelerated time to market, reduces manufacturing costs, and enables supply chain agility throughout the product life cycle. Visit protolabs.com for more information.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical or current facts are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of Protolabs to be materially different than those expressed or implied in such statements. Certain of these risk factors and others are described in the “Risk Factors” section within reports filed with the SEC. Other unknown or unpredictable factors also could have material adverse effects on Protolabs’ future results. The forward-looking statements included in this press release are made only as of the date hereof. Protolabs cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Protolabs expressly disclaims any intent or obligation to update any forward-looking statements to reflect subsequent events or circumstances.

Source: Proto Labs, Inc.

Investor Relations Contact

Protolabs

Dan Schumacher, 763-479-7240

Vice President of Investor Relations

daniel.schumacher@protolabs.com

Media Contact

Protolabs

Brent Renneke, 763-479-7704
PR & Media Strategist

brent.renneke@protolabs.com

Proto Labs, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	March 31,	December 31,
	2021	2020
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$43,774	$127,603
Short-term marketable securities	19,592	34,088
Accounts receivable, net	74,666	57,877
Inventory	9,918	10,862
Prepaid expenses and other current assets	8,803	11,032
Income taxes receivable	1,763	540
Total current assets	158,516	242,002

Property and equipment, net	279,901	282,666
Goodwill	399,426	128,752
Other intangible assets, net	46,883	14,350
Long-term marketable securities	29,760	59,357
Operating lease assets	12,819	9,855
Financing lease assets	2,271	2,396
Other long-term assets	4,872	4,826
Total assets	$934,448	$744,204

Liabilities and shareholders' equity
Current liabilities
Accounts payable	$21,846	$18,248
Accrued compensation	11,745	11,989
Accrued liabilities and other	16,705	16,193
Current contingent consideration	5,221	-
Current operating lease liabilities	2,732	3,272
Current finance lease liabilities	553	552
Income taxes payable	1,047	-
Total current liabilities	59,849	50,254

Long-term contingent consideration	4,789	-
Long-term operating lease liabilities	11,534	7,586
Long-term finance lease liabilities	1,779	1,919
Long-term deferred tax liabilities	36,899	33,854
Other long-term liabilities	6,167	6,235

Shareholders' equity	813,431	644,356
Total liabilities and shareholders' equity	$934,448	$744,204

Proto Labs, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2021	2020
Revenue
Injection Molding	$56,359	$54,776
CNC Machining	36,703	37,885
3D Printing	17,235	15,948
Sheet Metal	5,219	5,649
Other	610	850
Total revenue	116,126	115,108

Cost of revenue	60,796	57,008
Gross profit	55,330	58,100

Operating expenses
Marketing and sales	19,480	18,180
Research and development	12,181	8,987
General and administrative	19,408	14,108
Total operating expenses	51,069	41,275
Income from operations	4,261	16,825
Other (loss) income, net	(313)	1,054
Income before income taxes	3,948	17,879
Provision for income taxes	236	3,895
Net income	$3,712	$13,984

Net income per share:
Basic	$0.14	$0.52
Diluted	$0.13	$0.52

Shares used to compute net income per share:
Basic	27,464,136	26,776,806
Diluted	27,698,195	26,929,640

Proto Labs, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2021	2020
Operating activities
Net income	$3,712	$13,984
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,059	7,958
Stock-based compensation expense	5,620	3,033
Deferred taxes	(69)	3,392
Amortization of marketable securities	137	55
Realized gain on available-for-sale securities	(166)	-
Other	155	(644)
Changes in operating assets and liabilities	(13,023)	(5,368)
Net cash provided by operating activities	6,425	22,410

Investing activities
Purchases of property, equipment and other capital assets	(6,546)	(13,421)
Cash used for acquisitions, net of cash acquired	(127,709)	-
Purchases of other assets and investments	-	(3,000)
Purchases of marketable securities	(8,227)	(37,629)
Proceeds from sales of marketable securities	45,194	-
Proceeds from maturities of marketable securities	7,155	10,700
Net cash used in investing activities	(90,133)	(43,350)

Financing activities
Proceeds from exercises of stock options and other	1,704	135
Purchases of shares withheld for tax obligations	(1,994)	(1,048)
Repurchases of common stock	-	(11,185)
Principal repayments of finance lease obligations	(137)	-
Net cash used in financing activities	(427)	(12,098)
Effect of exchange rate changes on cash and cash equivalents	306	(282)
Net decrease in cash and cash equivalents	(83,829)	(33,320)
Cash and cash equivalents, beginning of period	127,603	125,225
Cash and cash equivalents, end of period	$43,774	$91,905

Proto Labs, Inc.
Reconciliation of GAAP to Non-GAAP Net Income per Share
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2021	2020
Non-GAAP net income, adjusted for stock-based compensation expense, amortization expense, unrealized (gain) loss on foreign currency and transaction costs
GAAP net income	$3,712	$13,984
Add back:
Stock-based compensation expense	5,620	3,033
Amortization expense	1,543	754
Unrealized (gain) loss on foreign currency	622	(797)
Transaction costs	2,515	-
Total adjustments [1]	10,300	2,990
Income tax benefits on adjustments [2]	(3,001)	(675)
Non-GAAP net income	$11,011	$16,299

Non-GAAP net income per share:
Basic	$0.40	$0.61
Diluted	$0.40	$0.61

Shares used to compute non-GAAP net income per share:
Basic	27,464,136	26,776,806
Diluted	27,698,195	26,929,640

1 Stock-based compensation expense, amortization expense, unrealized (gain) loss on foreign currency and transaction costs were included in the following GAAP consolidated statement of operations categories:

	Three Months Ended
	March 31,
	2021	2020

Cost of revenue	$977	$863

Marketing and sales	853	618
Research and development	624	521
General and administrative	7,224	1,785
Total operating expenses	8,701	2,924

Other income, net	622	(797)
Total adjustments	$10,300	$2,990

2 For the three-month periods ended March 31, 2021 and 2020, income tax effects were calculated using the effective tax rate for the relevant jurisdictions. Our non-GAAP tax rates differ from our GAAP tax rates due primarily to the mix of activity incurred in domestic and foreign tax jurisdictions and removing effective tax rate benefits from stock-based compensation activity in the quarter.

Proto Labs, Inc.
Reconciliation of GAAP to Non-GAAP Operating Margin
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2021	2020
Revenue	$116,126	$115,108
Income from operations	4,261	16,825
GAAP operating margin	3.7%	14.6%
Add back:
Stock-based compensation expense	5,620	3,033
Amortization expense	1,543	754
Transaction costs	2,515	-
Total adjustments	9,678	3,787
Non-GAAP income from operations	$13,939	$20,612
Non-GAAP operating margin	12.0%	17.9%

Proto Labs, Inc.
Reconciliation of GAAP Net Income to EBITDA and Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2021	2020
GAAP net income	$3,712	$13,984
Amortization expense	1,543	754
Depreciation expense	8,516	7,204
Interest income, net	(87)	(560)
Tax expense	236	3,895
EBITDA	13,920	25,277
EBITDA Margin	12.0%	22.0%
Add back:
Stock-based compensation expense	5,620	3,033
Unrealized (gain) loss on foreign currency	622	(797)
Transaction costs	2,515	-
Total adjustments	8,757	2,236
Adjusted EBITDA	$22,677	$27,513
Adjusted EBITDA Margin	19.5%	23.9%

Proto Labs, Inc.
Comparison of GAAP to Non-GAAP Revenue Growth
(In thousands)
(Unaudited)

	Three Months Ended March 31, 2021				Three Months Ended March 31, 2020
	GAAP	Foreign Currency[1]	3D Hubs Acquisition[2]	Non-GAAP	GAAP	% Change[3]	% Change Organic[4]
Revenues
United States	$91,053	$-	$(3,157)	$87,896	$90,076	1.1%	(2.4)%
Europe	21,449	(1,560)	(2,606)	17,283	20,787	3.2	(16.9)
Japan	3,624	(85)	-	3,539	4,245	(14.6)	(16.6)
Total Revenue	$116,126	$(1,645)	$(5,763)	$108,718	$115,108	0.9%	(5.6)%

[1] Revenue for the three-month period ended March 31, 2021 has been recalculated using 2020 foreign currency exchange rates in effect during comparable periods to provide information useful in evaluating the underlying business trends excluding the impact of changes in foreign currency exchange rates.

[2] Revenue for the three-month period ended March 31, 2021 has been recalculated to exclude revenue earned from our acquisition of 3D Hubs to provide information useful in evaluating the underlying business trends excluding the impact of acquisitions.

[3] This column presents the percentage change from GAAP revenue for the three-month period ended March 31, 2020 to GAAP revenue for the three-month period ended March 31, 2021.

[4] This column presents the percentage change from GAAP revenue for the three-month period ended March 31, 2020 to non-GAAP revenue for the three-month period ended March 31, 2021 (as recalculated using the foreign currency exchange rates in effect during the three-month period ended March 31, 2020, excluding the impact of 3D Hubs acquisition) in order to provide a constant-currency comparison.

Proto Labs, Inc.
Product Developer Information
(Unaudited)

	Three Months Ended
	March 31,
	2021	2020
Unique product developers and engineers served	22,605	20,876